ASCOT RESOURCES LTD.

Suite 900 - 475 Howe Street

Vancouver, B.C., CANADA V6C 2B3

Phone: (604) 684-8950 h Fax: (604) 684-9877 h Web Site: www.bmts.bc.ca/aot/

May 1, 2002

Messrs. Duane and Morgan Poliquin

Almaden Minerals Ltd. and Minera Gavilan S.A. de C.V.

1103 - 750 West Pender Street

Vancouver, BC

V6C 2T8

Dear Duane and Morgan:

Re:

Ascot Resources Ltd. (AAscot@)

Proposed Terms for Agreement with respect to Yago Property, Nayarit, Mexico

Further to our discussions, the following are proposed terms whereby Ascot Resources Ltd. (@Ascot@) may, subject to regulatory approval, earn an interest from Almaden Minerals Ltd.  (AAlmaden@), in the Yago-La Sarda property (the AProperty@), located approximately 40 kilometres northwest of Tepic in Nayarit state, Mexico.  Almaden and/or its wholly owned subsidiary Minera Gavilan S.A. de C.V. represents that, with the exception of the Sagitario and Guadalupe options, it owns the Property 100% with no underlying royalties.

To earn a 50% interest in the property Ascot agrees to issue 300,000 shares of Ascot to Almaden and complete exploration expenditures of US$1,000,000 over a period of two years as follows:

Date

Shares

Cumulative Work Expenditures

Upon TSX approval

committed

200,000*

   US$400,000 by the end of year one

1st Anniversary of TSX approval

optional

100,000*

US$1,000,000 by the end of year two

For a period of 90 days after vesting its interest at 50% Ascot will have the option of declaring its intent to increase its interest to 60% by issuing and additional 300,000 shares of Ascot to Almaden and completing further exploration expenditures on the Property of US$1,000,000 as follows:

Date

Cumulative Work Expenditures

Upon declaring its intent to increase to

optional

200,000*

US$1,500,000 by the end of year three

60L%

3rd Anniversary of TSX approval

optional

100,000*

US$2,000,000 by the end of year four

*Note:

Each tranche of common shares of the capital of Ascot requires regulatory approval

Upon issuance of a total of 600,000 shares of Ascot to Almaden and completion of aggregate exploration expenditures of US$2,000,000 Ascot will have earned a 60% interest in the Property.  During the earn-in period all holding costs related to the Property will be to the account of Ascot and will form part of the exploration expenditures requirements of this agreement.  Once Ascot has earned its interest, an industry standard joint venture will be formed and all subsequent expenditures related to the Property will be shared pro-rata.

Ascot will be operator of the project during the earn-in period and will remain operator after the formation  of the joint venture provided that it maintains a majority interest in the Property.  In the event that either party elects not to contribute to expenditures subsequent to the formation of the joint venture their interest would be reduced under the terms of a standard dilution clause.  Should either party=s interest fall below 10% such interest will be converted to a 2% NSR.  It is agreed that the Property will have an Area of Mutual Interest of ten kilometres from the outermost boundaries of the claims as they presently exist.  Properties acquired by either party that fall within the Area of Mutual Interest will form part of this agreement.  Any adjoining or internal claims held under option or to be optioned will form part of this agreement with the maintenance costs of the options to be borne by Ascot during the earn-in period and pro rata thereafter.  It is further agreed that Ascot and Almaden will have the right to sell their respective interest to a third party.

If Ascot elects to return the Property to Almaden at any time during the earn-in period of this agreement Ascot will ensure the Property is in good standing with sufficient assessment work for the year in which relinquished and with taxes paid for the subsequent 3 months.

If these terms are satisfactory, please indicate your agreement by signing in the space provided and returning one copy by fax and one original by mail to our offices at the address above.

Yours truly,

Agreed and Accept this _2nd_ day of

____May_________________, 2002 by

ASCOT RESOURCES LTD.

ALMADEN MINERALS LTD.

“Ken Carter”

“Duane Poliquin”

___________________________________

________________________________________

Ken M. Carter, Director

Authorized Signatory

Duane Poliquin

________________________________________

Name (please print)